Exhibit 10.1 RENT THE RUNWAY, INC. 10 JAY STREET BROOKLYN, NEW YORK 11201 August 18, 2025 Ms. Jennifer Y. Hyman Re: Amendment to the Transaction Bonus Plan Dear Jenn: This Letter Agreement between you, in your capacity as Chief Executive Officer of Rent the Runway, Inc., a Delaware corporation (the “Company”), and the Company, constitutes an amendment to the Transaction Bonus Plan adopted by the Company on May 15, 2024 (the “Plan”). Capitalized terms used in this Letter Agreement and not defined shall have the meanings given such terms in the Plan. 1. Authority to Amend the Plan. Paragraph (G)(10) of the Plan provides that the Plan may be amended at any time or from time to time by the Administrator; provided, however, that, prior to the Transaction Agreement Date, no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent the consent of the current Chief Executive Officer of the Company. 2. Amendments to the Plan. Effective upon the date hereof paragraph (G)(10) of the Plan is hereby deleted in its entirety and replaced with the following: (1) Right to Amend the Plan. The Plan may be amended at any time or from time to time by the Administrator; provided, however, that, on or prior to the Transaction Agreement Date no such amendment shall impair the then- existing rights of a Participant with regard to the Plan absent the consent of the current Chief Executive Officer of the Company; and provided, further, that, following the Transaction Agreement Date no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent his or her consent.

2 3. Except as expressly provided for in this Letter Agreement, the Transaction Bonus Plan and its terms and conditions remain in full force and effect and unchanged by this Letter Agreement. This Letter Agreement is to be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof. 4. Please acknowledge your agreement to the terms and conditions set forth in this letter by signing and dating this letter in the space provided below. [signature page follows]

3 Very truly yours, /s/ Cara Schembri Cara Schembri Agreed and accepted /s/ Jennifer Y. Hyman Jennifer Y. Hyman Co-Founder, Chair, Chief Executive Officer & President